Exhibit 99.4

Offer to Exchange Up to 1,451,158 Shares of Common Stock

of

AMERICAN INDEPENDENCE CORP.

for

Shares of Independence Holding Company Common Stock

by

INDEPENDENCE HOLDING COMPANY

at an Exchange Ratio of One Share of American Independence Corp. Common Stock for

0.667 Shares of Independence Holding Company Common Stock

Pursuant to the Prospectus dated  , 2011

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON   , 2011, UNLESS THE OFFER IS EXTENDED.

, 2011

To Our Clients:

Enclosed for your consideration are the Prospectus, dated

, 2011 (the “Prospectus”), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Independence Holding Company, a Delaware corporation (“IHC”), to exchange up to 1,451,158 shares of common stock (the “AMIC Shares”)of American Independence Corp., a Delaware Corporation (“AMIC”), at an exchange ratio of one share of AMIC common stock for 0.667 shares of IHC common stock, stated value $1.00 per share (“IHC Shares”).  We are the holder of record (directly or indirectly) of AMIC Shares held for your account.  A tender of such AMIC Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender AMIC Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the AMIC Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.	The consideration per one AMIC Share is 0.667 IHC Shares.

2.	The Offer is being made for up to 1,451,158 AMIC Shares.

3.	The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on ____________, 2011, unless the Offer is extended.

4.	The Offer is conditioned upon, among other things, the following:

•

no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission; and

 LA\2254753.2

•	the IHC Shares to be issued pursuant to the Offer shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

5.

Upon the terms and subject to the conditions of the Offer, if more than 1,451,158 AMIC Shares are validly tendered and not properly withdrawn prior to the expiration date (as defined in the Prospectus), the AMIC Shares so tendered will be accepted for exchange on a pro rata basis, as described in the Prospectus.

6.	Any stock transfer taxes applicable to the sale of AMIC Shares to IHC pursuant to the Offer will be paid by IHC, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your AMIC Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your AMIC Shares, all such AMIC Shares will be tendered unless otherwise specified on the instruction form.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is made solely by means of the Prospectus, the Letter of Transmittal and any supplements or amendments thereto.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of AMIC Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Issuance of the IHC Shares and payment of any cash payable in lieu of fractional IHC Shares pursuant to the Offer will in all cases be made only after timely receipt by Broadridge Financial Solutions, Inc. (the “Exchange Agent”) of (a) certificates representing the AMIC Shares tendered or timely confirmation of the book-entry transfer of such AMIC Shares into the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Offer – Procedure for Tendering,” (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for AMIC Shares or confirmations of book-entry transfer of such AMIC Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility are actually received by the Exchange Agent.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE AMIC SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

 LA\2254753.2

Instruction Form with Respect to the

Offer to Exchange Up to 1,451,158 Shares of Common Stock

of

AMERICAN INDEPENDENCE CORP.

for

Shares of Independence Holding Company Common Stock

by

INDEPENDENCE HOLDING COMPANY

at an Exchange Ratio of One Share of American Independence Corp. Common Stock for

0.667 Shares of Independence Holding Company Common Stock

Pursuant to the Prospectus dated  , 2011

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated

, 2011, and the related Letter of Transmittal, in connection with the offer by IHC to exchange up to 1,451,158 shares of common stock (the “AMIC Shares”) of American Independence Corp. (“AMIC”) at an exchange ratio of one AMIC Share for 0.667 shares of Independence Holding Company common stock, stated value $1.00 per share.

This will instruct you to tender the number of AMIC Shares indicated below (or if no number is indicated below, all AMIC Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of AMIC Shares* to be Tendered:
*Unless otherwise indicated, it will be assumed that all AMIC Shares held by us for your account are to be tendered.

Signature(s):

Please Type or Print Name(s)

Please Type or Print Address(es)	(Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Dated: ___________________________________________________

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR INDEPENDENCE HOLDING COMPANY.

 LA\2254753.2